Exhibit 10.2

Notice of Grant of Stock Options and Option Agreement
Curis, Inc.
ID: 04-3505116
128 Spring Street
Lexington, MA 02421

[[FIRSTNAME]] [[LASTNAME]]	Option Number:	[[GRANTNUMBER]]
[[RESADDR1]]	Plan:	[[STOCKOPTIONPLANNAME]]
[[RESCITY]], [[RESSTATEORPROV]] [[RESPOSTALCODE]]	ID:	[[PARTICIPANTID]]

Effective [[GRANTDATE]] (“Grant Date”), you have been granted from the CURIS INC. 2026 Incentive Plan (as amended, the “Plan”) a Nonstatutory Stock Option (the “Option”) to buy a specified number of shares (“Shares”) of CURIS INC. (the “Company”) Common Stock (as defined in the Plan) at a specified price per Share (“Exercise Price”). The details of your Option are as follows:

Grant Date	[[GRANTDATE]]
Vesting Commencement Date	[[VESTINGSTARTDATE]]
Exercise Price Per Share	[[GRANTPRICE]]
Total Number of Shares Granted	[[SHARESGRANTED]]
Term/Expiration Date	[[GRANTEXPIRATIONDATE]]

Shares in each period will become fully vested on the dates shown below:

Vesting Schedule:
[[ALLVESTSEGS]]

By clicking “Accept”, you and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and the Company's Nonstatutory Stock Option Agreement, all of which are attached and made a part of this document.

Terms and Conditions of Nonstatutory Stock Option Agreement
1.Grant of Option.
This agreement evidences the grant by Curis, Inc., a Delaware corporation (the “Company”), on the Grant Date to the Participant of an Option to purchase that number of Shares set forth in the Notice of Grant that forms part of this agreement (the “Grant Notice”), in whole or in part, on the terms provided herein and in the Plan, at the Exercise Price Per Share set forth in the Grant Notice. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on the Term/Expiration Date set forth in the Grant Notice (the “Final Exercise Date”). Capitalized terms not defined herein shall have the meaning set forth in the Plan or the Grant Notice.
It is intended that the Option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this agreement, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.
In accepting this Option, the Participant agrees and acknowledges that the Participant is subject to, and bound by, the terms of any clawback policy that the Company has in place or may adopt in the future, including without limitation the Company’s Dodd-Frank Compensation Recovery Policy adopted in accordance with stock exchange listing requirements (or any successor policy).  The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant including this Option or pursuant to any other compensation arrangement must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by the Company.
2.Vesting Schedule.
The Option will vest and become exercisable in accordance with the Vesting Schedule set forth in the Grant Notice.
The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan. Notwithstanding anything herein to the contrary, upon a termination or cessation of the status of the Participant as an Eligible Participant (as defined below) due to the Participant’s death or disability, the option shall become fully vested and exercisable as of the date of such death or disability. For purposes of this agreement, “disability” shall have the meaning set forth in Section 22(e)(3) of the Code.
3.Exercise of Option.
(a)Form of Exercise. Each election to exercise this Option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional Share or for fewer than ten whole Shares.

(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise the vested portion of the Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon written notice to the Participant from the Company describing such violation. For the avoidance of doubt, any unvested portion of the Option shall terminate upon the date the Participant ceases to be an Eligible Participant for any reason.
(d)Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause as defined and specified in paragraph (e) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.
(e)Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause, the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment or other relationship. If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “Cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.Withholding.
No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company or another entity designated by the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.
5.Transfer Restrictions. This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.
6.Provisions of the Plan. This Option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Option.
7.No Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.
8.Not a Contract of Employment or Continued Service. Nothing in the Plan, the Grant Notice or this agreement confers upon the Participant any right to continue in the employ or service of the Company or any subsidiary or interferes with or restricts in any way the rights of the Company and its subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a subsidiary and the Participant.
9.Governing Law. All matters arising out of or relating to this agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
10.Entire Agreement. The Plan, the Grant Notice and this agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
11.Severability. In the event that any provision of the Grant Notice or this agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this agreement.
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